UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1
TO

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	April 29, 2005

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer Identification Number)

1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:                                      (616) 776-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

      (b) Pro Forma Financial Information.

        Meritage completed ten sale and leaseback transactions between November 2, 2004 and April 29, 2005, involving its Wendy’s restaurants. These transactions were with unrelated third parties, and are part of an ongoing effort that Meritage announced on November 4, 2004, to sell and leaseback a certain number of its Wendy’s restaurants to pay down long-term debt and increase cash on hand to support the Company’s strategic objective of maintaining a strong balance sheet and a less leveraged new store growth model. Forms 8-K were filed on December 3, 2004, December 22, 2004, and April 29, 2005, reporting these transactions because the proceeds received from the transactions, in the aggregate, exceeded 10% of the Company’s total assets at those times. An amended Form 8-K reporting the required pro forma financial information relating to the first six sale and leaseback transactions was filed on February 14, 2005. This amendment is being timely filed to report the required pro forma financial information related to all ten sale and leaseback transactions between November 2, 2004 and April 29, 2005.

        The Company collected $17,208,000 in net proceeds from the transactions, used $10,133,000 to pay down long-term indebtedness, and deposited the balance of $7,075,000 into the Company’s treasury. The sales resulted in a deferred gain of $7,119,000 before income taxes which will be amortized over the 20-year lease terms. The sales resulted in a one-time finance charge of approximately $688,000.

        Subject to market conditions, the Company may enter into additional sale and leaseback transactions containing similar terms, with related charges and deferred gains, during the fiscal year. These transactions could result in additional net proceeds of approximately $9.6 million. The Company anticipates that it would use approximately 60% of the pre-tax proceeds to pay off long-term debt, with remaining net proceeds being deposited into treasury and available for general corporate purposes including new O’Charley’s and Wendy’s restaurant development.

        The following schedule demonstrates minimum lease obligations for the leases involved in the above-described transactions computed in accordance with SFAS No. 13.

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations *	$27,087,960	$1,268,548	$2,537,096	$2,537,096	$20,745,220
Total	$27,087,960	$1,268,548	$2,537,096	$2,537,096	$20,745,220

* The lease agreements are triple net operating leases. Accordingly, the Company is responsible for other obligations including, but not limited to, taxes, insurance, utilities and maintenance as incurred.

Pro Forma financial statements of Meritage Hospitality Group Inc. and Subsidiaries. See "Index to Unaudited Pro Forma Consolidated Financial Statements" on Page F-1.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2005	MERITAGE HOSPITALITY GROUP INC. BY: /s/Robert E. Schermer, Jr. —————————————— Robert E. Schermer, Jr. Chief Executive Officer & President

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MERITAGE HOSPITALITY GROUP INC. & SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS	PAGE NUMBER

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
- AS OF FEBRUARY 27, 2005	F-2

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS - FOR THE YEAR ENDED NOVEMBER 28, 2004	F-4

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS - FOR THE THREE MONTHS ENDED FEBRUARY 27, 2005	F-5

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS	F-6

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
As of February 27, 2005

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma

ASSETS

Current Assets
Cash and cash equivalents	$4,932,956	$1,691,533	(1)	$6,624,489
Receivables	173,336			173,336
Inventories	269,479			269,479
Prepaid expenses and other current assets	382,701			382,701
Restricted cash - debt escrow	1,101,558			1,101,558

Total Current Assets	6,860,030	1,691,533		8,551,563

Property, Plant and Equipment, net	37,850,818	(2,112,542)	(2)	35,738,276

Deferred Income Taxes	654,500	565,547	(3)	1,220,047

Other Assets
Note Receivable	635,824			635,824
Non-operating property	339,911			339,911
Goodwill	4,429,849			4,429,849
Franchise fees	1,246,924			1,246,924
Financing costs	543,662	(29,502)	(4)	514,160
Deposits and other assets	164,010			164,010

Total Other Assets	7,360,180	(29,502)		7,330,678

Total Assets	$52,725,528	$115,036		$52,840,564

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Current portion of long-term obligations	$2,120,890	$(65,909)	(5)	$2,054,981
Line of credit - short term	0			0
Trade accounts payable	1,923,148			1,923,148
Accrued liabilities	2,160,323	535,091	(6)	2,695,414

Total Current Liabilities	6,204,361	469,182		6,673,543

Unearned Vendor Allowances	2,360,358			2,360,358

Deferred Gain - Sale Leaseback Transactions	5,782,522	1,663,373	(7)	7,445,895

Accrued Rent and Other Liabilities	37,946			37,946

Long-Term Obligations	28,501,088	(1,958,398)	(8)	26,542,690

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
As of February 27, 2005

(Continued)

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity
Preferred stock - $.01 par value
shares authorized: 5,000,000;
200,000 shares designated as Series A
convertible cumulative preferred stock
shares issued and outstanding: 29,520
(liquidation value - $295,200)	295			295
500,000 shares designated as Series B
convertible cumulative preferred stock
shares issued and outstanding: 500,000
(liquidation value - $5,000,000)	5,000			5,000
Common stock - $0.01 par value
shares authorized: 30,000,000;
shares issued and outstanding: 5,264,121	52,641			52,641
Additional paid in capital	17,389,225			17,389,225
Accumulated deficit	(7,607,908)	(59,121)	(10)	(7,667,029)

Total Stockholders' Equity	9,839,253	(59,121)		9,780,132

Total Liabilities and Stockholders' Equity	$52,725,528	$ 115,036		$52,840,564

See notes to unaudited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended November 28, 2004

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma

Food and beverage revenue	$53,302,657			$53,302,657

Cost and expenses
Cost of food and beverages	14,661,710			14,661,710
Operating expenses	30,925,213	$1,343,501	(1)	31,916,828
		(351,886)	(2)
General and administrative expenses	3,526,312			3,526,312
Depreciation and amortization	2,792,259	(238,134)	(3)	2,554,125

Total cost and expenses	51,905,494	753,481		52,658,975

Earnings from operations	1,397,163	(753,481)		643,682

Other income (expense)
Interest expense	(2,603,041)	10,947	(4)	(1,848,418)
		743,676	(5)
Debt extinguishment charges	(180,181)	180,181	(6)	0
Interest income	36,840			36,840
Other income, net	4,400			4,400
Gain on sale of non-operating property	721,829			721,829

Total other expense	(2,020,153)	934,804		(1,085,349)

Earnings before income taxes	(622,990)	181,323		(441,667)

Income tax benefit	134,000	(61,650)	(7)	72,350

Net earnings	(488,990)	119,673		(369,317)

Preferred stock dividends	326,568			326,568

Net earnings on common shares	$(815,558)	$119,673		$(695,885)

Earnings per common share - basic	$(0.15)	$0.02		$(0.13)

Earnings per common share - diluted	$(0.15)	$0.02		$(0.13)

Weighted average shares outstanding - basic	5,280,923			5,280,923

Weighted average shares outstanding - diluted	5,280,923			5,280,923

See notes to unaudited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended February 27, 2005

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma

Food and beverage revenue	$12,997,166			$12,997,166

Cost and expenses
Cost of food and beverages	3,709,579			3,709,579
Operating expenses	8,438,470	$123,199	(1)	8,527,561
		(34,108)	(2)
General and administrative expenses	1,052,364			1,052,364
Depreciation and amortization	665,613	(24,106)	(3)	641,507

Total cost and expenses	13,866,026	64,985		13,931,011

Earnings from operations	(868,860)	(64,985)		(933,845)
Other income (expense)
Interest expense	(552,238)	1,178	(4)	(480,510)
		70,550	(5)
Debt extinguishment charges	(418,473)	418,473	(6)	0
Interest income	33,437			33,437
Other income, net	2,500			2,500
Gain on sale of non-operating property	0			0

Total other expense	(934,774)	490,201		(444,573)

Earnings before income taxes	(1,803,634)	425,216		(1,378,418)

Income tax benefit (expense)	0	(144,573)	(7)	(144,573)

Net earnings	(1,803,634)	280,643		(1,522,991)

Preferred stock dividends	213,284			213,284

Net earnings on common shares	$(2,016,918)	$280,643		$(1,736,275)

Earnings per common share - basic	$(0.38)	$0.05		$(0.33)

Earnings per common share - diluted	$(0.38)	$0.05		$(0.33)

Weighted average shares outstanding - basic	5,244,567			5,244,567

Weighted average shares outstanding - diluted	5,244,567			5,244,567

See notes to unaudited pro forma consolidated financial statements.

MERITAGE HOSPITALITY GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Between November 2, 2004 and April 29, 2005, the Company completed the sale and leaseback of ten of its Wendy’s restaurants to unrelated third parties. These transactions are part of an ongoing effort that Meritage announced on November 4, 2004, to sell and leaseback a certain number of its Wendy’s restaurants to pay down long-term debt and increase cash on hand to support the Company’s strategic objective of maintaining a strong balance sheet and a less leveraged new store growth model.

The unaudited pro forma consolidated balance sheet as of February 27, 2005, reflects these transactions as if all had occurred as of this date or prior. The unaudited pro forma statements of operations for the fiscal year ended November 28, 2004, and for the three months ended February 27, 2005, reflect these transactions as if they occurred on November 30, 2003.

In management’s opinion, all material adjustments necessary to reflect the transactions are presented in the pro forma adjustments. The pro forma financial statements do not purport to project the Company’s financial position or results of operations at any future date or for any future period, and should be read in conjunction with the Company’s consolidated historical financial statements, and notes thereto contained in the Company’s Form 10-K for the fiscal year ended November 28, 2004, and the quarterly report on Form 10-Q for the fiscal quarter ended February 27, 2005.

The pro forma adjustments are as follows:

Balance Sheet:

Below is a summary of the balance sheet transactions involving the two sale and leaseback transactions which occurred after February 27, 2005. The pro forma adjustments reflect the sale of the restaurant properties and the associated debt reduction from the cash proceeds, as if the sales had been consummated on February 27, 2005.

		Pro Forma Ref.

Calculation of deferred gain on sale:
Proceeds from sales - net of selling costs	$3,775,915
Net book value of assets sold	(2,112,542)	(2)

Deferred gain on sale leaseback transactions	$1,663,373	(7)

Calculation of net cash proceeds after retirement of debt:
Proceeds from sales - net of selling costs	$3,775,915
Reduction in long-term obligations	(1,958,398)	(8)
Reduction in current portion of long-term obligations	(65,909)	(5)
Debt extinguishment charges - prepayment penalties	(60,075)	(9)

Net cash after retirement of debt	$1,691,533	(1)

MERITAGE HOSPITALITY GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

			Pro Forma Ref.
	Current Tax Payable	Deferred Tax Asset

Tax effects of the sale leaseback transactions:
Gain on sale leaseback transactions	$1,663,373	$1,663,373
Debt extinguishment charges - prepayment penalties	(60,075)
Write-off of unamortized financing costs	(29,502)		(4)

Taxable income	$1,573,796	$1,663,373
Statutory income tax rate	34%	34%

	$535,091	$565,547	(6),(3)

It should be noted that for purposes of these pro forma financial statements, the tax effects have been computed using the statutory rates in effect. However, the deferred tax asset resulting from these transactions may be subject to a valuation allowance.

Pro forma adjustment (10) – the ($59,121) pro forma adjustment to accumulated deficit is the total of pro forma adjustments (3), (4), (6) and (9).

Statements of Operations:

Below is a summary of the transactions affecting the statements of operations as a result of the sale and leaseback of the ten Wendy’s restaurant properties described above. The pro forma adjustments reflect the sale of the restaurant properties as if the sales had been consummated on November 30, 2003.

Pro forma
Reference

(1)	Rent expense under the operating leases entered into by the Company as a result of the sale and leaseback transactions.

(2)

Amortization of the deferred gain over the lease terms under the operating leases entered into by the Company as a result of the sale and leaseback transactions (accounted for as a reduction in rent expense).

(3)	Reduction in depreciation expense related to the assets sold in the sale and leaseback transactions.

(4)	Reduction in amortization expense of capitalized financing costs related to the loans retired in connection with the sale and leaseback transactions.

(5)	Reduction in interest expense related to the debt retired in connection with the sale and leaseback transactions.

(6)	Remove non-recurring debt extinguishment charges from sale and leaseback transactions that occurred during the period shown.

(7)	Income tax effect of the above transactions at a statutory income tax rate of 34%.